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                                                                   EXHIBIT 10.10


                            MINIMUM NET ASSET VALUE
                              PER UNIT UNDERTAKING


          MINIMUM NET ASSET VALUE PER UNIT UNDERTAKING made as of the ___ day of ______, 1996 between MERRILL LYNCH INVESTMENT PARTNERS INC. ("MLIP"), a Delaware corporation, and ML PRINCIPAL PROTECTION L.P. (the "Partnership"), a Delaware limited partnership.

          1. MLIP hereby undertakes to make, on September 30, 2001 and as of each calendar quarter-end thereafter (the "Principal Assurance Dates") (subject to adjustment by up to one month in the discretion of MLIP), sufficient payments to the Partnership so that the Net Asset Value per Unit of each series of Units as of the Principal Assurance Date for such series which is available for distribution to Limited Partners (after adjustment for all liabilities of the Partnership to third parties) will be at least $100, as of such date.

          2. This Undertaking will remain in effect unless the Partnership is dissolved or MLIP is removed as the general partner of the Partnership, in each case with the approving vote of the Limited Partners -- upon either of which events this undertaking will terminate without any payment obligation on behalf of ML&Co.

          3. MLIP acknowledges and agrees that its risk under this Undertaking is in no respect mitigated by the fact that the Partnership will not trade directly, but rather through a subsidiary limited partnership, ML Principal Protection Trading L.P. (the "Trading Partnership"), because the Partnership will commit to pay losses and expenses incurred by the Trading Partnership in amounts in excess of the capital invested in the Trading Partnership by the Partnership.

          4. MLIP agrees that in the event it is required to make one or more payments under this Undertaking, any such payment will be made without recourse to the Partnership, the Trading Partnership, Merrill Lynch Futures Inc. or any Limited Partner.

          5. MLIP shall be obligated to make payments under this Undertaking only on the Principal Assurance Date for each series and only in respect of
Units of such series outstanding on such Date (including Units then being redeemed).
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          6.  This Undertaking is an agreement between MLIP and the Partnership;
investors in the Partnership are in no respects parties hereto.

          7. This Undertaking will terminate as to each series of Units on the Principal Assurance Date for such series, upon payment by MLIP of any amounts due hereunder at such time. No series, except as of the Principal Assurance Date for such series, shall have any rights hereunder.

          8. This Undertaking shall inure to the benefit of the Partnership only in respect of each series of Units as of its Principal Assurance Date, not in respect of Units of other series.

          9. This Undertaking shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

          10. The parties hereto acknowledge that this Undertaking is supported by the Guarantee Agreement of Merrill Lynch & Co., Inc., the indirect parent of MLIP, in the form attached as Exhibit B to the Prospectus of the Partnership dated July __, 1996.

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          IN WITNESS WHEREOF, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Undertaking has been executed for and on behalf of the undersigned as of the day and year first above written.


                                    MERRILL LYNCH INVESTMENT
                                    PARTNERS INC.



                                    By:________________________________
                                         James M. Bernard
                                         Vice President



                                    ML PRINCIPAL PROTECTION L.P.

                                    By:  Merrill Lynch Investment
                                         Partners Inc.
                                         (General Partner)



                                    By:________________________________
                                         James M. Bernard
                                         Vice President

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